Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Fourth Quarter 2021 Results; Announces 2022 Financial Outlook

•Fourth Quarter EPS from continuing operations of $0.93; Adjusted EPS of $0.94
•Aviation backlog $4.1 billion at year-end, up $655 million in the quarter and $2.5 billion full year
•Full Year net cash from operating activities of $1.5 billion
•2022 full-year EPS outlook of $3.80 to $4.00

Providence, Rhode Island – January 27, 2022 – Textron Inc. (NYSE: TXT) today reported fourth quarter 2021 income from continuing operations of $0.93 per share. Adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $0.94 per share for the fourth quarter of 2021, compared to $1.06 per share in the fourth quarter of 2020.

Full year 2021 income from continuing operations was $3.30 per share. Full year 2021 adjusted income from continuing operations, a non-GAAP measure, was also $3.30 per share, up from $2.07 in 2020.

“2021 was a solid year for Textron with strong order flow and execution at Aviation, continued progress on Future Vertical Lift programs at Bell, strong execution and margin performance at Systems, and higher revenues and operating profit at Industrial,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the full year was $1.5 billion. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $1.1 billion for the full year, up from $596 million in 2020.

In the quarter, Textron returned $335 million to shareholders through share repurchases. Full year 2021 share repurchases totaled $921 million.

Share Repurchase Plan

On January 25, 2022, Textron’s Board of Directors approved a new authorization for the repurchase of up to 25 million shares, under which the company intends to purchase shares to offset the impact of dilution from stock-based compensation and benefit plans and for opportunistic capital management purposes.

Outlook

Textron is forecasting 2022 revenues of approximately $13.3 billion, up from $12.4 billion. Textron expects full-year 2022 earnings per share will be in the range of $3.80 to $4.00.

The company is estimating net cash provided by operating activities of continuing operations of the manufacturing group will be between $1.1 billion and $1.2 billion and manufacturing cash flow before pension contributions, a non-GAAP measure, will be between $700 million and $800 million, with planned pension contributions of about $50 million.

"Our outlook reflects continued momentum in our commercial businesses and ongoing investment in new products to increase long-term shareholder value," Donnelly concludes.

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.4 billion were down $201 million from the fourth quarter of 2020, largely due to lower aircraft volume, partially offset by higher aftermarket volume.

Textron Aviation delivered 46 jets in the quarter, down from 61 last year, and 43 commercial turboprops, down from 61 last year.

Segment profit was $137 million in the fourth quarter, up $29 million from a year ago, largely due to favorable pricing, net of inflation, of $21 million and improved manufacturing performance.

Textron Aviation backlog at the end of the fourth quarter was $4.1 billion.

Bell

Bell revenues were $858 million, down $13 million from last year, reflecting lower military revenues partially offset by higher commercial revenues.

Bell delivered 59 commercial helicopters in the quarter, up from 57 last year.

Segment profit of $88 million was down $22 million, primarily due to lower military volume and mix.

Bell backlog at the end of the fourth quarter was $3.9 billion.

Textron Systems

Revenues at Textron Systems were $313 million, down $44 million from last year's fourth quarter due to lower volume, which included the impact from the U.S. Army’s withdrawal from Afghanistan on the segment's fee-for-service contracts.

Segment profit of $45 million was down $4 million from a year ago, largely due to the lower volume.
Textron Systems’ backlog at the end of the fourth quarter was $2.1 billion.

Industrial

Industrial revenues were $781 million, down $85 million from last year, reflecting lower volume and mix of $133 million, largely in the Fuel Systems and Functional Components product line reflecting order disruptions related to the global auto OEM supply chain shortages, partially offset by a favorable impact of $50 million from pricing, largely in the Specialized Vehicles product line.

Segment profit of $38 million was down $17 million from the fourth quarter of 2020, primarily due to the lower volume and mix, partially offset by a favorable impact from performance of $15 million.
Finance

Finance segment revenues were $11 million, and profit was $2 million.

Conference Call Information

Textron will host its conference call today, January 27, 2022 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 6069432.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, January 27, 2022 by dialing (402) 970-0847; Access Code: 9339579.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
REVENUES
MANUFACTURING:
Textron Aviation	$1,359	$1,560	$4,566	$3,974
Bell	858	871	3,364	3,309
Textron Systems	313	357	1,273	1,313
Industrial	781	866	3,130	3,000
	3,311	3,654	12,333	11,596
FINANCE	11	13	49	55
Total revenues	$3,322	$3,667	$12,382	$11,651

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$137	$108	$378	$16
Bell	88	110	408	462
Textron Systems	45	49	189	152
Industrial	38	55	140	111
	308	322	1,115	741
FINANCE	2	2	19	10
Segment profit	310	324	1,134	751

Corporate expenses and other, net	(29)	(50)	(129)	(122)
Interest expense, net for Manufacturing group	(29)	(36)	(124)	(145)
Special charges (a)	(5)	(23)	(25)	(147)
Gain on business disposition (b)	—	—	17	—
Inventory charge (c)	—	—	—	(55)
Income from continuing operations before income taxes	247	215	873	282
Income tax benefit (expense)	(40)	21	(126)	27
Income from continuing operations	$207	$236	$747	$309
Discontinued operations, net of income taxes	—	—	(1)	—
Net income	$207	$236	$746	$309

Earnings Per Share:
Income from continuing operations	$0.93	$1.03	$3.30	$1.35

Diluted average shares outstanding	222,860,000	229,365,000	226,520,000	228,979,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Income from continuing operations - GAAP	$207	$236	$747	$309
Add: Special charges, net of tax (a)	3	16	18	119
Inventory charge, net of tax (c)	—	—	—	55
Tax benefit – TRU assets held for sale (c)	—	(8)	—	(8)
Less: Gain on business disposition, net of tax (b)	—	—	(17)	—
Adjusted income from continuing operations - Non-GAAP (d)	$210	$244	$748	$475

Earnings Per Share:
Income from continuing operations - GAAP	$0.93	$1.03	$3.30	$1.35
Add: Special charges, net of tax (a)	0.01	0.07	0.08	0.52
Inventory charge, net of tax (c)	—	—	—	0.24
Tax benefit – TRU assets held for sale (c)	—	(0.04)	—	(0.04)
Less: Gain on business disposition, net of tax (b)	—	—	(0.08)	—
Adjusted income from continuing operations - Non-GAAP (d)	$0.94	$1.06	$3.30	$2.07

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Continued)
(Dollars in millions, except per share amounts)
(Unaudited)

(a)In 2020, we initiated a restructuring plan to reduce operating expenses through headcount reductions, facility consolidations and other actions in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic. The restructuring plan primarily impacted the TRU Simulation + Training business within the Textron Systems segment and the Industrial and Textron Aviation segments. In connection with this plan, we incurred special charges of $5 million and $25 million for the three and twelve months ended January 1, 2022, and $23 million and $108 million for the three and twelve months ended January 2, 2021. Special charges for the twelve months ended January 2, 2021 also included the impairment of indefinite-lived trade name intangible assets totaling $39 million, primarily in the Textron Aviation segment.
(b)On January 25, 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $17 million.
(c)In connection with the restructuring plan described above, we ceased manufacturing at TRU's facility in Montreal, Canada, resulting in the production suspension of our commercial air transport simulators. As a result of this action and market conditions, we recorded a $55 million charge in the second quarter of 2020 to write-down the related inventory to its net realizable value. In the fourth quarter of 2020, we reached a definitive agreement to sell TRU Simulation + Training Canada Inc. which resulted in the recognition of an $8 million tax benefit.
(d)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	January 1, 2022	January 2, 2021
Assets
Cash and equivalents	$1,922	$2,146
Accounts receivable, net	838	787
Inventories	3,468	3,513
Other current assets	1,018	950
Net property, plant and equipment	2,538	2,516
Goodwill	2,149	2,157
Other assets	3,027	2,436
Finance group assets	867	938
Total Assets	$15,827	$15,443

Liabilities and Shareholders' Equity
Current portion of long-term debt	$6	$509
Accounts payable	786	776
Other current liabilities	2,344	1,985
Other liabilities	2,005	2,357
Long-term debt	3,179	3,198
Finance group liabilities	692	773
Total Liabilities	9,012	9,598

Total Shareholders' Equity	6,815	5,845
Total Liabilities and Shareholders' Equity	$15,827	$15,443

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Cash Flows from Operating Activities:
Income from continuing operations	$203	$234	$740	$301
Depreciation and amortization	103	107	380	386
Deferred income taxes and income taxes receivable/payable	18	(34)	43	(63)
Pension, net	(20)	(4)	(82)	(15)
Gain on business disposition	—	—	(17)	—
Asset impairments and TRU inventory charge	2	5	13	116
Changes in assets and liabilities:
Accounts receivable, net	(66)	90	(58)	149
Inventories	209	692	45	434
Accounts payable	12	(346)	13	(613)
Other, net	(4)	(131)	392	138
Net cash from operating activities	457	613	1,469	833
Cash Flows from Investing Activities:
Capital expenditures	(171)	(166)	(375)	(317)
Net proceeds from business disposition	—	—	38	—
Proceeds from an insurance recovery and sale of property, plant and equipment	—	8	3	33
Other investing activities, net	(1)	(3)	(1)	7
Net cash from investing activities	(172)	(161)	(335)	(277)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	—	1,137
Principal payments on long-term debt and nonrecourse debt	(2)	(353)	(524)	(548)
Payments net of borrowings against corporate-owned insurance policies	—	(362)	—	—
Purchases of Textron common stock	(335)	(129)	(921)	(183)
Dividends paid	(4)	(4)	(18)	(18)
Other financing activities, net	11	5	114	5
Net cash from financing activities	(330)	(843)	(1,349)	393
Total cash flows from continuing operations	(45)	(391)	(215)	949
Total cash flows from discontinued operations	—	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(2)	19	(8)	17
Net change in cash and equivalents	(47)	(372)	(224)	965
Cash and equivalents at beginning of period	1,969	2,518	2,146	1,181
Cash and equivalents at end of period	$1,922	$2,146	$1,922	$2,146

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net cash from operating activities - GAAP	$457	$613	$1,469	$833
Less: Capital expenditures	(171)	(166)	(375)	(317)
Plus: Total pension contribution	12	12	52	47
Proceeds from an insurance recovery and sale of property, plant and equipment	—	8	3	33
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$298	$467	$1,149	$596
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Cash Flows from Operating Activities:
Income from continuing operations	$207	$236	$747	$309
Depreciation and amortization	105	108	390	391
Deferred income taxes and income taxes receivable/payable	1	(34)	34	(69)
Pension, net	(20)	(4)	(82)	(15)
Gain on business disposition	—	—	(17)	—
Asset impairments and TRU inventory charge	2	5	13	116
Changes in assets and liabilities:
Accounts receivable, net	(66)	90	(58)	149
Inventories	209	692	45	434
Accounts payable	12	(346)	13	(613)
Captive finance receivables, net	(21)	(64)	131	(89)
Other, net	(4)	(114)	383	156
Net cash from operating activities	425	569	1,599	769
Cash Flows from Investing Activities:
Capital expenditures	(171)	(166)	(375)	(317)
Net proceeds from business disposition	—	—	38	—
Proceeds from an insurance recovery and sale of property, plant and equipment	—	8	3	33
Finance receivables repaid	—	1	19	22
Other investing activities, net	17	1	34	14
Net cash from investing activities	(154)	(156)	(281)	(248)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	—	—	—	1,137
Principal payments on long-term debt and nonrecourse debt	(6)	(358)	(621)	(593)
Payments net of borrowings against corporate-owned insurance policies	—	(362)	—	—
Purchases of Textron common stock	(335)	(129)	(921)	(183)
Dividends paid	(4)	(4)	(18)	(18)
Other financing activities, net	11	5	114	17
Net cash from financing activities	(334)	(848)	(1,446)	360
Total cash flows from continuing operations	(63)	(435)	(128)	881
Total cash flows from discontinued operations	—	—	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(2)	19	(8)	17
Net change in cash and equivalents	(65)	(416)	(137)	897
Cash and equivalents at beginning of period	2,182	2,670	2,254	1,357
Cash and equivalents at end of period	$2,117	$2,254	$2,117	$2,254

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
Adjusted income from continuing operations and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. In addition, we have excluded certain impacts of the enterprise-wide restructuring plan on TRU Simulation + Training Canada Inc. (TRU Canada) that are not included within special charges, but are of a non-recurring nature and are not indicative of ongoing operations. At TRU Canada, an inventory charge is excluded as it relates to the write-down of inventory in connection with an action taken under the restructuring plan. Due to the substantial decline in demand and order cancellations for flight simulators resulting from the impact of the pandemic on the commercial air transportation business, we ceased manufacturing at TRU Canada’s Montreal facility, resulting in the production suspension of its commercial air transport simulators. As a result of this action and market conditions, the related inventory was written down to its net realizable value in the second quarter of 2020. In the fourth quarter of 2020, we reached a definitive agreement to sell TRU Canada, which resulted in the recognition of an $8 million tax benefit, and in the first quarter of 2021, TRU Canada was sold. The tax benefit and the after-tax gain are both excluded as they were incurred in connection with the enterprise-wide restructuring plan.

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Income from continuing operations - GAAP	$207	$236	$747	$309
Add: Special charges, net of tax	3	16	18	119
Inventory charge, net of tax	—	—	—	55
Tax benefit – TRU assets held for sale	—	(8)	—	(8)
Less: Gain on business disposition, net of tax	—	—	(17)	—
Adjusted income from continuing operations - Non-GAAP	$210	$244	$748	$475

Earnings Per Share:
Income from continuing operations - GAAP	$0.93	$1.03	$3.30	$1.35
Add: Special charges, net of tax	0.01	0.07	0.08	0.52
Inventory charge, net of tax	—	—	—	0.24
Tax benefit – TRU assets held for sale	—	(0.04)	—	(0.04)
Less: Gain on business disposition, net of tax	—	—	(0.08)	—
Adjusted income from continuing operations - Non-GAAP	$0.94	$1.06	$3.30	$2.07

TEXTRON INC.
Non-GAAP Financial Measures (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Twelve Months Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net cash from operating activities - GAAP	$457	$613	$1,469	$833
Less: Capital expenditures	(171)	(166)	(375)	(317)
Plus: Total pension contribution	12	12	52	47
Proceeds from an insurance recovery and sale of property, plant and equipment	—	8	3	33
Manufacturing cash flow before pension contributions - Non-GAAP	$298	$467	$1,149	$596

	2022 Outlook
Net cash from operating activities - GAAP	$1,075	—	$1,175
Less: Capital expenditures		(425)
Plus: Total pension contribution		50
Manufacturing cash flow before pension contributions - Non-GAAP	$700	—	$800